Exhibit (h)(a)(27)

April 2, 2015

Elissa H. O’Keefe

Vice President

State Street Bank and Trust Company

1 Iron Street – CCB5W

Boston, MA 02210

Re:    Pacific Select Fund – Transfer Agency and Service Agreement

Reference is made to the Transfer Agency and Service Agreement between us dated as of May 1, 2011, as amended (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the fund change listed below.

Addition:

Absolute Return Portfolio (effective April 27, 2015)

Equity Long Short Portfolio (effective April 27, 2015)

Core Income Portfolio (effective April 27, 2015)

In accordance with the Additional Funds provisions of Section 12 of the Agreement, we request that you act as the transfer agent with respect to the new portfolios. A current schedule A to the agreement is attached hereto.

Please indicate your acceptance of the foregoing by executing two copies of this Agreement, retaining one copy for your records and returning one to my attention.

Very truly yours,

Pacific Select Fund

By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

By:	/s/ Laurene E. MacElwee
Name: Laurene E. MacElwee
Title: VP & Assistant Secretary

Accepted:

State Street Bank and Trust Company

By:	/s/ Gunjan Kedia
Name: Gunjan Kedia
Title: Executive Vice President

Schedule A – Services Agreement

List of Portfolios

As of April 27, 2015

Fund	Class of Shares
ABSOLUTE RETURN PORTFOLIO	P
AMERICAN FUNDS - GROWTH-INCOME	P
AMERICAN FUNDS - GROWTH	P
COMSTOCK	P
CORE INCOME	P
CURRENCY STRATEGIES	P
DIVERSIFIED BOND	P
DIVIDEND GROWTH	P
EMERGING MARKETS	P
EQUITY INDEX	P
EQUITY LONG SHORT	P
EMERGING MARKET DEBT	P
FLOATING RATE LOAN	P
FLOATING RATE INCOME	P
FOCUSED GROWTH	P
GLOBAL ABSOLUTE RETURN	P
GROWTH	P
HEALTH SCIENCES	P
HIGH YIELD BOND	P
INFLATION MANAGED	P
INFLATION STRATEGY	P
INTERNATIONAL LARGE-CAP	P
INTERNATIONAL SMALL CAP	P
INTERNATIONAL VALUE	P
LONG/SHORT LARGE-CAP (both sub accounts maintained by State Street)	P
LARGE CAP GROWTH	P
LARGE-CAP VALUE	P
MAIN STREET CORE	P
MANAGED BOND	P
MID-CAP EQUITY	P
MID-CAP GROWTH	P
MID-CAP VALUE	P
PD AGGREGATE BOND INDEX	P
PD EMERGING MARKETS	P
PD HIGH YIELD BOND MARKET	P
PD INTERNATIONAL LARGE-CAP	P
PD LARGE-CAP GROWTH INDEX	P
PD LARGE-CAP VALUE INDEX	P
PD SMALL-CAP GROWTH INDEX	P
PD SMALL-CAP VALUE INDEX	P
PRECIOUS METALS	P
REAL ESTATE	P
SHORT DURATION BOND	P
SMALL CAP EQUITY (both sub accounts maintained by State Street)	P
SMALL CAP GROWTH	P
SMALL-CAP INDEX	P

SMALL-CAP VALUE	P
TECHNOLOGY	P
VALUE ADVANTAGE	P